UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 27, 2012

VII Peaks-KBR Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

255 Shoreline Drive, Suite 428
Redwood City, California		94065
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (877) 700-0527

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On December 27, 2012, the Board of Directors of VII Peaks-KBR Co-Optivist Income BDC II, Inc. (the "Company") declared two semi-monthly distributions of $0.030625 per share each (an annualized rate of 7.35% based on the Company's current $10.00 per share public offering price) to stockholders of record on December 27, 2012, payable on January 17, 2013 and January 31, 2013.

Item 8.01 Other Events.

On December 27, 2012, the Company authorized and declared a special cash distribution equal to $0.077 per share, to be paid to stockholders of record at the close of business December 27, 2012, payable on January 17, 2013. This special distribution shall be paid exclusive of and in addition to the current annualized distribution of 7.35% per share, based on a $10.00 share price. The current and one-time special distributions total an annualized return of 8.114%.

On December 27, 2012, the Company authorized a change in declaration date frequency from once per month to twice per month, effective from January, 2013.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks-KBR Co-Optivist Income BDC II, Inc.

December 31, 2012	By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief
Executive Officer and President